Exhibit 99.2
NOTICE OF REDEMPTION

TO THE HOLDERS OF

8.75% SERIES A FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK
(CUSIP NO. 92556D205)

On behalf of Via Renewables, Inc. (“Via Renewables” or the “Company”), notice is hereby given that the Company has elected to redeem 1,884,935 shares of its 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock” or the “shares”), at a redemption price equal to $25.00 per share in cash, plus $0.59928 per share of accumulated and unpaid dividends thereon (the “Redemption Price”) to, but not including, the redemption date of June 30, 2026.

All shares of Series A Preferred Stock are issued in book-entry form only through the facilities of The Depository Trust Company (“DTC”). Accordingly, the redemption of the Series A Preferred Stock, including payment of the Redemption Price, will be completed according to DTC’s procedures.
Payment to DTC for the Series A Preferred Stock so redeemed will be made by Equiniti Trust Company, LLC (“Equiniti”), as transfer agent. Additional information related to the redemption procedures may be obtained from Equiniti by calling 718-921-8317.

Dated: June 1, 2026